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FOREST LABORATORIES, INC.
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HHS-OIG DROPS POTENTIAL ACTION AGAINST FOREST CEO
HOWARD SOLOMON
NEW YORK, August 5, 2011 — Forest Laboratories, Inc. (NYSE: FRX) today announced that the Office of the Inspector General, Department of Health and Human Services (HHS-OIG) has notified Howard Solomon, Forest’s Chairman, Chief Executive Officer and President, that it has decided not to pursue his exclusion from federal healthcare programs.
As previously disclosed on April 13, 2011, Mr. Solomon was notified that HHS-OIG was considering his exclusion in connection with matters that were settled by Forest in 2010. This afternoon, Mr. Solomon received notification in a letter from HHS-OIG that it had decided not to seek his exclusion.
The HHS-OIG letter states: “Based on a review of the information in our file and consideration of the information that your attorneys provided to us, both in writing and during an in-person meeting, we have decided to close this case. We anticipate no further action related to this matter.”
Forest’s Presiding Independent, Director Kenneth Goodman, stated, “We are gratified by the HHS-OIG’s determination that an exclusion of Mr. Solomon is unwarranted. Our company and board remain committed to ensuring that all Forest employees adhere to the highest standards of professional conduct and that our company operates under industry-leading compliance procedures. We also would like to thank our shareholders, employees and business partners who have consistently supported us throughout the process.”
The full text of the letter from HHS-OIG follows.
Department of Health & Human Services
Office of Inspector General
Washington, D.C. 20201
August 5, 2011
Howard Solomon
c/o Forest Laboratories, Inc.
909 Third Avenue
New York, NY 10022
Dear Mr. Solomon:
Re: OI File Number H-11-40460-9

You were previously advised that an exclusion action was being proposed under section 1128(b)(15) of the Social Security Act based on your relationship to Forest Pharmaceuticals, Inc.
Based on a review of the information in our file and consideration of the information that your attorneys provided to us, both in writing and during an in-person meeting, we have decided to close this case. We anticipate no further action related to this matter.
Sincerely,
/s/ Peter Clark
Peter Clark
Exclusions Director
Office of Investigations

cc:	Robert B. Fiske, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017
About Forest Laboratories
Forest Laboratories’ (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective and respiratory medicine. The Company’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.
Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
SOURCE: Forest Laboratories, Inc.
Investor Contact:

2

Frank J. Murdolo
Vice President — Investor Relations, Forest Laboratories, Inc.
1-212-224-6714
Frank.Murdolo@frx.com
Media Contacts:
Sard Verbinnen & Co
Hugh Burns/Lesley Bogdanow/Briana Kelly
1-212-687-8080
# # #

Howard Solomon
c/o Forest Laboratories, Inc.
909 Third Avenue
New York, NY 10022
Dear Mr. Solomon:

Re:	OI File Number H-l1-40460-9
You were previously advised that an exclusion action was being proposed under section 1128(b)(15) of the Social Security Act based on your relationship to Forest Pharmaceuticals, Inc.
Based on a review of the information in our file and consideration of the information that your attorneys provided to us, both in writing and during an in-person meeting, we have decided to close this case. We anticipate no further action related to this matter.

cc:	Robert B. Fiske, Jr.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017